EXHIBIT 99.21

From: Robert L. Chapman, Jr.
Sent: Wednesday, March 18, 2009 3:04 PM
To: 'Michael W. Klinger'
Subject: EDCI Holdings (EDCI): Personnel: Michael Klinger: Consolidation Feasibility Study Performance Problem

March 18, 2009

MWK,

Needless to say, I continue to be concerned by incidents such as those described below.

RLCjr

----------

03/18/2009 4:00 a.m. PST: RLCjr attempts to start call, but MWK/MDN not dialed in. RLCjr WLM’s MWK/MDN, and RJM then called MWK asking him to MWK onto the call; MWK gets on the call at 4:03 a.m. PST, explaining his tardiness with, “I was not looking at the clock.” RLCjr then asks KEB to be sure EDC Chairman gets on the call as well. 4:10 a.m. PST: CHB confirms that he didn’t know call was still on. RLCjr asks, “Which person employed by EDC is responsible for the presentation for this call not being ready on schedule.” RJM responds, “It looks like MWK distributed the wrong presentation file – a PowerPoint presentation. This happened during the early hours of the European morning.” RLCjr asks, “Mike Klinger, is this accurate?” MWK responds, “Yes, this is true.” RJM offers solution that since have all numbers locked down yesterday, just need to get them into the right file. RLCjr suggests that MDN cover getting the PowerPoint up to speed for RJM until MWK’s watch/clock and computer are fixed, and RJM says needs to know how long MDN will require. MDN answers in less than one hour. RJM then says he would like to have the call in four hours, and 8:00 a.m. PST/11:00 a.m. EST should be enough, but CHB asks for certainty. 9:00 a.m./12:00 Noon EST.

03/18/2009 3:16 a.m. PST: RJM EM’s internal conf. call group, writing, “I am sorry to have to inform you that the presentation is not ready. The numbers were finalised yesterday but it appears that something has gone wrong when the numbers have been pulled together in the US overnight. Many numbers it seems are not the final versions and we can not access the linked files to the power point as they are held on the Fishers server. Unfortunately I am unable to get this fixed at this end. It will take a number of hours working with the US finance guys to get this sorted out as the numbers are finalised. I can only suggest that we have the call later today.”